EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------
                                DECEMBER 31, 2003
                                -----------------
                                                         State or Country
                      Name                               of Incorporation
-------------------------------------------------     -----------------------

United States
-------------
   A H Investments LTD.                                     Delaware
   Ayerst-Wyeth Pharmaceuticals Incorporated                Delaware
   CICL Corporation                                         Delaware
   Genetics Institute, LLC                                  Delaware
   MDP Holdings, Inc.                                       Delaware
   Route 24 Holdings, Inc.                                  Delaware
   Wyeth Pharmaceuticals, Inc.                              Delaware
   Scientific Protein Laboratories Inc. (1)                 Illinois
   Wyeth Holdings Corporation                               Maine
   Wyeth-Ayerst International Inc.                          New York
   Wyeth-Ayerst Lederle, Inc.                               Puerto Rico
   Wyeth-Whitehall Pharmaceuticals, Inc.                    Puerto Rico
   Wyeth Pharmaceuticals Company, Inc.                      Puerto Rico
   Berdan Insurance Company                                 Vermont

Foreign
-------
   Wyeth Australia Pty. Limited                             Australia
   Laboratorios Wyeth-Whitehall Ltda.                       Brazil
   Wyeth Canada (2)                                         Canada
   John Wyeth & Brother Limited                             England
   Wyeth-Lederle                                            France
   Wyeth-Pharma GmbH                                        Germany
   AHP Finance Ireland Limited                              Ireland
   Wyeth Lederle S.p.A.                                     Italy
   Wyeth KK                                                 Japan
   Wyeth S.A. de C.V.                                       Mexico
   AHP Manufacturing B.V.                                   Netherlands
   Wyeth Philippines, Inc.                                  Philippines
   Wyeth Nutritionals (Singapore) Pte. Ltd.                 Singapore
   Wyeth Farma S.A.                                         Spain
   Wyeth Lederle Nordiska A.B.                              Sweden
   Dimminaco AG                                             Switzerland
   Wyeth Taiwan Corporation                                 Taiwan

(1) The operating assets of Scientific Protein Laboratories Inc. were sold to Arsenal Capital Partners on February 9, 2004.
(2) Wyeth Canada is a partnership between two affiliates of the Company.

There have been omitted from the above list the names of the subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.